Exhibit 99.1
Zayo Group, LLC Reports Financial Results for the Second Fiscal Quarter Ended December 31, 2010
Second fiscal quarter Adjusted EBITDA of $32.2 million on revenue of $77.9 million, representing $129.0 million and $311.5 million of annualized Adjusted EBITDA and revenue, respectively.
Net earnings for the second fiscal quarter of $1.9 million.
LOUISVILLE, Colo., February 10, 2011 — Zayo Group, LLC (“Zayo Group” or “Zayo” or “the Company”), a leading provider of bandwidth infrastructure and network-neutral colocation and interconnection services, announced results for the three and six months ended on December 31, 2010. Zayo Group consists of four business units which are reportable segments: Zayo Bandwidth, Zayo Enterprise Networks, zColo and Zayo Fiber Solutions.
The second fiscal quarter’s growth was a continuation of the growth the Company has experienced since inception. Mergers and acquisitions were again a component of growth with the closing of the American Fiber Systems Holding Corporation (“AFS”) merger on October 1, 2010. The Company’s continued investment in expanding network facilities also drove significant organic revenue growth in the quarter. With a largely “on-net” sales and installation profile, realization of expected synergies, and benefits of operating leverage, the Company experienced continued margin expansion as well.
Financial Highlights
•	Zayo generated revenue of $77.9 million, representing a $9.3 million or 54% annualized sequential quarter growth.
•	Gross profit for the quarter increased $8.5 million from the previous quarter reaching $57.2 million for a gross profit percentage of 73%.
•	Adjusted EBITDA was $32.2 million, which was $5.4 million higher than the prior quarter, or an 82% annualized increase.
•	Net earnings of $1.9 million for the second quarter were $2.2 million higher than the $0.3 million net loss in the previous quarter.
•	Revenue increased $19.7 million and Adjusted EBITDA increased $12.6 million over the second quarter of 2009.
•	Net earnings decreased by $2.2 million from the second quarter of 2009.
•	For the quarter ended December 31, 2010, Zayo Group invested $37.5 million in net purchases of property and equipment.
•	The company ended the quarter with $19.9 million in cash and no amount outstanding on its $100 million revolving credit facility.

Recent Developments
American Fiber Systems Merger
On October 1, 2010, the Company completed its merger with American Fiber Systems Holding Corporation, the parent company of American Fiber Systems, Inc., for an aggregate purchase price of $114.1 million. The purchase price was based upon the valuation of both the business and assets directly owned by AFS and the ownership interest in US Carrier, held by American Fiber Systems, Inc., a subsidiary of the Company, for which we estimated the fair value to be $15.1 million. AFS is a provider of bandwidth infrastructure services in nine metropolitan markets: Atlanta, Georgia, Boise, Idaho, Cleveland, Ohio, Kansas City, Missouri, Las Vegas, Nevada, Minneapolis, Minnesota, Nashville, Tennessee, Reno, Nevada and Salt Lake City, Utah. AFS owns and operates approximately 1,200 route miles (about 1,000 of which are incremental to our existing footprint) and approximately 160,000 fiber miles of fiber networks and has over 600 incremental on-net buildings in these markets.
Restructuring of Operating Segments
We operate our business as four business segments which are defined by the product sets they offer and customers they target. Zayo Bandwidth (“ZB”) offers lit bandwidth infrastructure services to the Company’s 200 largest users, Zayo Enterprise Networks (“ZEN”) provides lit bandwidth infrastructure, enterprise IP and managed data and telecommunications services to regional and enterprise customers, zColo provides colocation services and intra building transport services, and Zayo Fiber Solutions (“ZFS”) provides dark fiber related services to a broad set of customers. During the quarter ended March 31, 2011, we intend to restructure our operating segments to more closely align with our product categories. This will result in our ZEN segment transferring its bandwidth infrastructure products and Ethernet and IP products to the ZB segment and its colocation products to zColo. The ZEN segment will then contain only the legacy managed communication services products.

Second Quarter Financial Results
Three Months Ended December 31, 2010 and September 30, 2010
Figure 1.0
Zayo Group Summary Results
($ in millions)

	Three months ended
	December 31,	September 30,
	2010	2010
Revenue	$77.9	$68.6
Annualized revenue growth		54%
Gross profit	57.2	48.7
Gross profit %	73%	71%
Operating income	13.2	9.1
Earnings from continuing operations before provision for income taxes	4.2	2.7
Provision for income taxes	2.3	3.0

Net earnings/ (loss)	$1.9	$(0.3)

Adjusted EBITDA	32.2	26.8
Purchases of property and equipment	37.5	21.4

Unlevered free cash flow (deficit)	$(5.3)	$5.4

Annualized Adjusted EBITDA growth	82%
Adjusted EBITDA margin	41%	39%
The sequential quarterly revenue increase of $9.3 million was principally the result of the AFS merger on October 1, 2010. Organic growth also contributed to the increase. The Company generated additional monthly recurring revenue of $1.5 million associated with gross installations accepted in the quarter ended December 31, 2010. This increase in revenue related to our organic growth was partially offset by total customer churn of $0.9 million in monthly recurring revenue during the quarter.
The Company’s gross profit percentage and Adjusted EBITDA margin percentage improved two percentage points each, respectively. The improvement in these operating measures is a result of higher gross profit percentage on net installations and synergies realized related to our previous acquisitions.
Net earnings improved $2.2 million despite an increase in interest expense related to the additional $100 million of senior secured notes issued at the end of the first quarter.

Three Months Ended December 31, 2010 and December 31, 2009
Figure 1.1
Zayo Group Summary Results
($ in millions)

	Three months ended
	December 31,	December 31,
	2010	2009
Revenue	$77.9	$58.2
Revenue growth		34%
Gross profit	57.2	38.5
Gross profit %	73%	66%
Operating income	13.2	8.4
Earnings from continuing operations before provision for income taxes	4.2	5.1
Provision for income taxes	2.3	2.2
Earnings from discontinued operations, net of income taxes	—	1.2

Net earnings	$1.9	$4.1

Adjusted EBITDA	32.2	19.6
Purchases of property and equipment	37.5	9.8

Unlevered free cash flow (deficit)	$(5.3)	$9.8

Adjusted EBITDA growth	64%
Adjusted EBITDA margin	41%	34%
Revenue increased $19.7 million over the second quarter of fiscal year 2010 principally as a result of the acquisition of AGL Networks and the AFS merger. Organic growth also contributed to the increase. As a result of internal sales efforts since December 31, 2009, the Company has entered into $343 million of gross new sales contracts which will represent an additional $6.3 million in monthly recurring revenue once installation on those contracts is accepted. Since December 31, 2009, the amount of gross installations accepted resulted in additional monthly recurring revenue of $5.4 million as of December 31, 2010. This increase in revenue related to our organic growth was partially offset by total customer churn of $3.4 million in monthly recurring revenue since December 31, 2009.
Gross profit increased $18.7 million over the second quarter of fiscal year 2010, again as the result of the AGL Networks and AFS transactions and organic revenue growth. Gross profit percentage for the quarter ended December 31, 2010, was approximately seven percentage points above the same period last year as gross profit on newly installed revenue continues to exceed the gross margin on revenue churn and the overall revenue base. This gross profit profile is reflective of the Company’s strategy to deploy capital in network expansion and sell largely “on-net” services.
As compared to the second quarter of fiscal year 2010, Adjusted EBITDA increased $12.6 million due to the Adjusted EBITDA contribution from the AGL Networks and AFS transactions as well as high margin organic growth.

Net earnings decreased by $2.2 million on a year over year basis due to higher interest expense as a result of our increased indebtedness associated with both the $250 million original senior secured notes offering in March, 2010 and the subsequent additional $100 million tack-on offering in September, 2010.
Conference Call
Zayo Group will hold a conference call to report fiscal year second quarter 2011 results at 11:00 a.m. EST, February 11, 2011. The dial in number for the call is (866) 596-7781, and the conference ID is 42036053. A live webcast of the call can be found in the investor relations section of Zayo’s website or can be accessed directly at http://www.talkpoint.com/viewer/starthere.asp?pres=133250. During the call the company will review an earnings supplement presentation that summarizes the financial results of the quarter, which can be found at http://investor.zayo.com.
About Zayo Group
Based in Louisville, Colorado, privately owned Zayo Group (www.zayo.com) is a provider of fiber-based bandwidth infrastructure and network-neutral colocation and interconnection services. Zayo Group is organized into autonomous business units supporting customers who require lit and dark fiber services and carrier-neutral colocation. Zayo’s business units provide these services over regional, metro and fiber-to-the-tower networks.
Non-GAAP Financial Measures
The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and Unlevered Free Cash Flow. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of our liquidity.
“Adjusted EBITDA” is defined as EBITDA adjusted to exclude transaction costs, stock-based compensation, and certain non-cash and non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance and liquidity, and these financial measures are among the primary measures used by management for planning and forecasting of future periods. The Company believes Adjusted EBITDA is especially important in a capital-intensive industry such as telecommunications. The Company further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as substitutes for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:
•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
•	does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.
Because the Company has acquired numerous entities since inception and incurred transaction costs in connection with each acquisition, has borrowed money in order to finance operations, has used capital and intangible assets in the business, and because the payment of income taxes is necessary if taxable income is generated, any measure that excludes these items has material limitations. As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of the business or as measures of liquidity.
In addition to Adjusted EBITDA, management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Gross profit, defined as revenue less operating costs, excluding depreciation and amortization, is used by management to assess profitability prior to selling, general and administrative expenses, stock-based compensation and depreciation and amortization.
Forward Looking Statements
Information contained or incorporated by reference in this earnings release, in other SEC filings by the Company, in press releases and in presentations by the Company or its management that are not historical by nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, the Company’s acquisition strategy and ability to integrate acquired companies and assets, outlook of customers, reception of new products and technologies, and strength of competition and pricing. Other factors and risks that may affect the Company’s business and future financial results are detailed in the Company’s SEC filings, including, but not limited to, those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” within the Company’s Quarterly Report on Form 10-Q. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.
This earnings release should be read together with our unaudited condensed consolidated financial statements and the related notes appearing in the Company’s Quarterly Report on Form 10-Q and in our audited annual financial statements as of and for the year ended June 30, 2010, included in Amendment No. 1 to the Form S-4 filed with the SEC on November 8, 2010.

Consolidated Financial Information
Zayo Group
Consolidated Statements of Operations
Unaudited
Figure 1.2
($ in thousands)

	Three months ended		Six months ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue	$77,885	$58,227	$146,463	$103,729

Operating costs and expenses

Operating costs, excluding depreciation and amortization	20,721	19,777	40,581	34,203
Selling, general and administrative expenses	25,600	18,920	47,564	35,770
Stock-based compensation	1,874	592	7,027	1,444
Depreciation and amortization	16,443	10,565	28,899	19,627

Total operating costs and expenses	64,638	49,854	124,072	91,044

Operating income	13,247	8,373	22,391	12,685

Operating income/(expense)
Interest expense	(9,032)	(3,241)	(15,289)	(6,811)
Other (expense)/income, net	(16)	—	(177)	5

Total other expense, net	(9,048)	(3,241)	(15,466)	(6,806)

Earnings from continuing operations before provision for income taxes	4,199	5,132	6,925	5,879
Provision for income taxes	2,319	2,242	5,316	2,893

Earnings from continuing operations	1,880	2,890	1,609	2,986

Earnings from discontinued operations, net of income taxes	—	1,165	—	2,667

Net earnings	$1,880	$4,055	$1,609	$5,653

Zayo Group
Consolidated Balance Sheets
Figure 1.3
($ in thousands)

	December 31,	June 30,
	2010	2010
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$19,865	$89,161
Restricted cash, current	551	809
Trade receivables, net of allowance of $1,425 and $1,093 as of December 31, 2010 and June 30, 2010, respectively	17,634	12,721
Due from related parties	—	871
Other receivables	1,164	348
Prepaid expenses	6,392	5,144
Deferred income taxes	1,938	4,060

Total current assets	47,544	113,114

Property and equipment, net of accumulated depreciation of $79,805 and $57,425 as of December 31, 2010 and June 30,2010, respectively	490,240	301,911
Intangible assets, net of accumulated amortization of $34,735 and $28,222 as of December 31, 2010 and June 30, 2010, respectively	113,853	59,851
Goodwill	83,010	68,751
Deferred income taxes	2,244	7,050
Debt issuance costs, net	12,553	9,560
Investment in US Carrier	15,075	—
Other assets	4,510	4,144

Total assets	$769,029	$564,381

Liabilities and member’s equity
Current liabilities Accounts payable	$10,910	$12,144
Accrued liabilities	18,951	18,349
Accrued interest	10,594	7,794
Capital lease obligations, current portion	1,165	1,673
Due to related parties	151	—
Deferred revenue, current portion	13,909	8,146
Customer deposits	3,574	755

Total current liabilities	59,254	48,861

Capital lease obligations, net of current portion	10,708	11,033
Long-term debt	354,342	247,080
Deferred revenue, net of current portion	63,380	22,648
Stock-based compensation liability	28,231	21,623
Other long term liabilities	2,684	—

Total liabilities	518,599	351,245

Member’s equity
Member’s interest	252,814	217,129
Accumulated deficit	(2,384)	(3,993)

Total member’s equity	250,430	213,136

Total liabilities and member’s equity	$769,029	$564,381

Zayo Group
Consolidated Statements of Cash Flows
Unaudited
Figure 1.4
($ in thousands)

	Six months ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net earnings	$1,609	$5,653
Earnings from discontinued operations	—	2,667

Earnings from continuing operations	1,609	2,986
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	28,899	19,627
Bad debt expense	504	431
Amortization of deferred financing costs and discount on debt	1,309	821
Accretion of premium on debt	(137)	—
Stock-based compensation	7,027	1,444
Unrealized loss on interest rate swap	—	226
Deferred income taxes	4,661	2,635

Changes in operating assets and liabilities, net of acquisitions
Receivables	(71)	(5,573)
Prepaid expenses	(308)	79
Other assets	979	(1,161)
Accounts payable and accrued liabilities	(4,494)	(5,024)
Payables to related parties	357	—
Deferred revenue	(3,342)	1,811
Other liabilities	2,062	(1,610)

Net cash provided by continuing operating activities	39,055	16,692

Cash flows from investing activities:
Purchases of property and equipment	(59,380)	(21,534)
Broadband stimulus grants received	485	—
Acquisition of American Fiber Systems Holdings Corporation, net of cash acquired	(110,000)	—
Acquisition of AGL Networks, LLC, net of cash acquired	(73,666)	—
Acquisition of FiberNet Telecom Group, Inc., net of cash acquired	—	(96,571)

Net cash used in investing activities	(242,561)	(118,105)

Cash flows from financing activities:
Equity contributions	35,500	37,000
Advance from Communications Infrastructure Investments, LLC	13,026	—
Return of advance to Communications Infrastructure Investments, LLC	(13,026)	—
Proceeds from borrowings, long term	103,000	42,000
Principal repayments on debt obligations	—	(825)
Changes in restricted cash	788	(5,487)
Principal repayments on capital lease obligations	(1,034)	(1,008)
Deferred financing costs	(4,044)	(2,277)

Net cash providing by financing activities	134,210	69,403

Cash flows from discontinued operations:
Operating activities	—	6,935
Investing activities	—	(611)

Net cash provided by discontinued operations	—	6,324

Net decrease in cash and cash equivalents	(69,296)	(25,686)
Cash and cash equivalents, beginning of period	89,161	38,781
(Increase) in cash and cash equivalents of discontinued operations	—	(187)

Cash and cash equivalents, end of period	$19,865	$12,908

Zayo Group
Reconciliation of Non-GAAP Financial Measures
Figure 1.5
Adjusted EBITDA and Cash Flow Reconciliation
($ in millions)

	Three months ended			Six months ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2010	2010	2009	2010	2010	2009
Earnings/(loss) from continuing operations	$1.9	$(0.3)	$2.9	$1.6	$5.2	$3.0
Interest expense	9.0	6.3	3.2	15.3	13.7	6.8
Provision for income taxes	2.3	3.0	2.2	5.3	6.2	2.9
Depreciation and amortization	16.4	12.4	10.6	28.9	23.4	19.6

EBITDA	29.6	21.4	18.9	51.1	48.4	32.3
Transaction costs	0.7	0.2	0.1	0.9	0.7	0.7
Gain on bargain purchase associated with the Fibernet acquisition	—	—	—	—	(9.1)	—
Stock-based compensation	1.9	5.2	0.6	7.0	10.1	1.4

Adjusted EBITDA	32.2	26.8	19.6	59.0	50.1	34.4
Purchases of property and equipment	37.5	21.4	9.8	58.9	43.0	21.5

Unlevered Free Cash Flow, as defined	$(5.3)	$5.4	$9.8	$0.1	$7.1	$12.9

Investor Relations Contact:
Kristin Steele
ksteele@zayo.com
1+ 303.381.3276